SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2004

Games, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-33345	75-2926440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

425 Walnut Street, Suite 2300, Cincinnati, Ohio

45202

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (513) 381-0777

N/A

(Former name or former address, if changed since last report)

ITEM 9.  Regulation FD Disclosure

On February 9, 2004, the Board of Directors of Games, Inc. issued a press release, attached as Exhibit 99 hereto, announcing the appointment of Richard O. Coleman as an Independent Member to the Company’s Board of Directors, bringing the total number of Directors to six.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Games, Inc.

By:	/s/ Roger W. Ach II
Name: Roger W. Ach II
Title: Chief Executive Officer
February 9, 2004

Exhibit 99

FOR IMMEDIATE RELEASE

CONTACT: Sue Craner (513) 721-3900

Games, Inc.

425 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

NEWS RELEASE

GAMES, INC. NAMES OUTSIDE BOARD MEMBER

CINCINNATI, OHIO – February 9, 2004.  Games, Inc.(OTCBB “GMSI”) has named a new outside member to its Board.

[PHOTOGRAPH ATTACHED IN PDF FORMAT]

Richard O. Coleman, President, Chief Executive Officer and Chairman of the Board of NextGen Fiber Optics, LLC. He incorporates his extensive knowledge of supplier diversity issues and over 20 years of finance, management, sales and marketing experience to oversee the day-to-day operations of the company and to spearhead its sales and marketing strategies. NextGen Fiber Optics, LLC manufactures a full line of passive fiber optic cables that service the Telecommunications, MSO’s, Distribution, Military/Specialty and OEM markets. NextGen is the only minority owned fiber optic cable manufacturer with manufacturing operations in the USA.

About Games, Inc.

Games, Inc. operates in three allied areas of interactive entertainment: Government Sponsored Lotteries, Internet Games and Digital Greetings.  Games owns and operates www.Games.com, www.Lottery.com, www.Cards.com, www.GameLand.com and www.Skillmoney.com, which covers the three most widely used platforms in the Internet Entertainment space—games, lottery and digital greetings.

FOR FURTHER INFORMATION CONTACT:

Myles Cairns

Chief Financial Officer

Games, Inc.

investorrelations@gamesinc.net

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Games) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Games. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws and market competition factors.  We undertake no obligation to update information in this release.